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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

         We consent to the incorporation by reference in Registration Statement No. 333-146034 on Forms S-8 of our report dated May 7, 2009 relating to our audit of the financial statements of Smoky Market Foods, Inc. for the periods ending December 31, 2008 and December 31, 2007, which appear in this Annual Report on Form 10-K of Smoky Market Foods, Inc. for the year ended December 31, 2008.



/s/ Moore & Associates, Chartered
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   Moore & Associates, Chartered

Las Vegas, Nevada
May 13, 2009